EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

EXAM USA, Inc.

We have audited the accompanying consolidated balance sheet of EXAM USA, Inc. and its subsidiaries (the “Company”) as of May 31, 2003, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for each of the two years in the period ended May 31, 2003.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EXAM USA, Inc. and its subsidiaries as of May 31, 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended May 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ McKennon, Wilson &Morgan LLP

Irvine, California
August 6, 2004

EXAM USA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

May 31, 2003
ASSETS (Note 8)

Current assets:
Cash	$2,409,215
Time deposits (Note 2)	2,396,281
Restricted time deposits (Note 2)	1,075,255
Marketable securities (Note 4)	342,560
Inventories	197,277
Deferred income taxes (Note 11)	171,512
Loans receivable from related party (Note 5)	142,438
Prepaid and other current assets	78,442
Total current assets	6,812,980

Property and equipment, net (Note 6)	17,100,857
Deferred income taxes (Note 11)	301,366
Deposits and other assets (Note 7)	828,027
Total assets	$25,043,230

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,905,863
Accrued liabilities (Note 7)	1,858,253
Current portion of long-term debt (Note 8)	2,243,653
Current portion of capital lease obligations (Note 9)	322,679
Total current liabilities	6,330,448

Notes payable (Note 8)	4,356,934
Long-term debt, net of current portion (Notes 8 and 13)	8,889,987
Capital lease obligations, net of current portion (Note 9)	975,349
Asset retirement obligations (Note 6)	324,857
Minority interest in related entity	129,641
Total liabilities	21,007,216

Commitments and contingencies (Note 9)	—

Shareholders’ Equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 10,300 shares issued and outstanding	1
Additional required capital	166,101
Restricted retained earnings	41,122
Unrestricted retained earnings	3,788,616
Accumulated other comprehensive loss	40,174
Total shareholders’ equity	4,036,014
Total liabilities and shareholders’ equity	$25,043,230

See accompanying notes to these consolidated financial statements

EXAM USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

	Year Ended May 31, 2002	Year Ended May 31,2003
REVENUES:
Gaming	$12,915,660	$14,739,741
Food, beverage and other	903,303	689,812
Total revenues	13,818,963	15,429,553

COST OF REVENUES:
Salaries and wages	3,099,203	3,308,855
Depreciation	3,639,482	3,333,024
Facilities and other	3,845,815	3,711,470
Impairment of property and equipment (Note 6)	1,021,525	1,721,478
Total cost of revenues	11,606,025	12,074,827

Gross profit	2,212,938	3,354,726

OPERATING EXPENSES:
Marketing and advertising	904,614	875,195
General and administrative	556,153	622,333
Total operating expenses	1,460,767	1,497,528

Operating income	752,171	1,857,198

OTHER INCOME (EXPENSE):
Interest income	11,104	9,920
Interest expense	(555,815)	(494,898)
Other income	89,362	97,797
Gains (losses) on marketable equity securities	(152,482)	(204,190)
Other expense	(49,762)	(162,729)
Total other expense	(657,593)	(754,100)

Income (loss) before provision for income taxes	94,578	1,103,098

Provision for income taxes (Note 11)	190,790	616,864

NET INCOME (LOSS)	$(96,212)	$486,234

Foreign currency translation	(97,653)	117,131
Change in unrealized gain (loss) on marketable securities	(24,427)	26,885

TOTAL COMPREHENSIVE INCOME (LOSS)	$(218,292)	$630,250

See accompanying notes to these consolidated financial statements

EXAM USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

			Additional Required Capital	Restricted Retained Earnings	Unrestricted Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Shareholders’ Equity

	Common Stock
	Shares	Amount

Balances, June 1, 2001	10,300	$1	$166,101	$55,644	$3,548,862	$18,238	3,788,846
Net Income	—	—	—	—	(96,212)	—	(96,212)
Change in unrealized loss on marketable securities	—	—	—	—	—	(24,427)	(24,427)
Foreign currency translation	—	—	—	—	—	(97,653)	(97,653)
Dividends paid to shareholders	—	—	—	—	(81,004)	—	(81,004)
Legal and general appropriations	—	—	—	8,100	(8,100)	—	—
Balances, May 31, 2002	10,300	1	166,101	63,744	3,363,546	(103,842)	3,489,550

Net Income	—	—	—	—	486,234	—	486,234
Change in unrealized gain on marketable securities	—	—	—	—	—	26,885	26,885
Foreign currency translation	—	—	—	—	—	117,131	117,131
Dividends paid to shareholders	—	—	—	—	(83,786)	—	(83,786)
Legal and general appropriations	—	—	—	(22,622)	22,622	—	—
Balances, May 31, 2003	10,300	$1	$166,101	$41,122	$3,788,616	$40,174	$4,036,014

See accompanying notes to these consolidated financial statements

EXAM USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended May 31, 2002	Year Ended May 31, 2003
Cash flows from operating activities:
Net income (loss)	$(96,212)	$486,234
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and accretion expense	3,645,838	3,340,121
Impairment of property and equipment	1,021,525	1,721,478
Losses on marketable securities	152,482	204,190
Changes in operating assets and liabilities:
Minority interest	5,256	7,875
Inventories	(147,186)	167,999
Deferred income taxes	(230,667)	190,167
Prepaids and other	515,694	409,759
Accounts payable	176,900	475,711
Accrued liabilities	52,155	373,490
Income taxes payable	126,107	(62,342)
Net cash provided by operating activities	5,221,892	7,314,682

Cash flows from investing activities:
Purchases of property and equipment	(4,212,693)	(4,407,031)
Proceeds from sales of property and equipment	3,929,494	214,595
Purchases of marketable securities	(2,223,289)	(1,049,905)
Proceeds from sales of marketable securities	2,098,580	1,242,997
Time deposits	429,079	(171,876)
Other assets	(80,845)	(73,942)
Net cash used in investing activities	(59,674)	(4,245,163)

Cash flows from financing activities:
Payments on capital lease obligations	(482,728)	(566,641)
Borrowings of long-term debt	396,754	831,636
Payments on long-term debt	(4,059,668)	(2,745,622)
Repayments on notes payable	(991,884)	(415,818)
Dividends paid	(81,004)	(83,786)
Net cash used in financing activities	(5,218,530)	(2,980,231)

Foreign currency effect on cash	(55,665)	65,497

Net increase (decrease) in cash	(111,977)	154,785

Cash, beginning of year	2,366,407	2,254,430

Cash, end of year	$2,254,430	$2,409,215

Non-cash investing and financing transactions:
Allocation to restricted retained earnings under legal requirements	$8,100	$(22,622)
Purchases of equipment under capital leases	$7,609,391	$—
Increase in property and equipment and asset retirement obligations from SFAS 143 (Note 6)	$147,982	$—

Cash paid during the year for :
Interest	$545,160	$477,663
Income taxes	$229,900	$347,596

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS

EXAM Co., Ltd, (“EXAM”) previously known as Kisorin Co., Ltd, a Japanese corporation, was incorporated in 1969.  On June 10, 2003, EXAM established EXAM USA, Inc. (“EXAM USA”), a Delaware corporation, to effect a share-exchange agreement with EXAM, whereby EXAM became a wholly-owned subsidiary of EXAM USA (collectively, the “Company”).  On February 9, 2004, the Company entered into an agreement to be acquired by Olympic Entertainment Group (“Olympic”), a publicly-held, blank-check company in the United States of America.  This transaction with Olympic was completed on June 3, 2004 (see Note 13).

The Company holds a 50% equity interest in Daichi Co., Ltd., an entity which procures tobacco products for EXAM.  The remaining 50% ownership is held by parties affiliated with EXAM.  See Note 2 for further discussion.

The Company operated four (4) stores which offer Pachinko (Japanese pinball) gaming entertainment, three (3) stores are located in the Aichi prefecture and one (1) store is in the Tochigi prefecture just north of Greater Kanto Area in Japan as of May 31, 2003.  In December 2003, the Company opened a new store in Jimokuji, and now currently operates five (5) stores (see Note 13).  The Company receives income from cigarettes, non-alcoholic beverages and sundry items, as well as two small restaurants.  Japanese law regulates Pachinko gaming and the local police enforce laws.  Pachinko gaming is one of the largest business segments in Japan.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Acquisition of Entities Under Common Control

The acquisition of EXAM by EXAM USA was accounted for at historical cost because the entities are under common control. The consolidated results of operations for the periods reported herein include the historical results of operations of EXAM, and will include EXAM USA since June 10, 2003.

Consolidation of Variable-Interest Entity

Under FASB Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46) and revised FIN 46 (FIN 46R), certain special purpose entities are required to be consolidated if it is determined that an enterprise is the primary beneficiary because it is deemed to have controlling financial interest in the entity. The Company has determined that it has a controlling financial interest in Daichi Co., Ltd. since the Company is required to absorb any expected losses, will receive the majority of expected residual returns and is the primary beneficiary.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of EXAM USA, EXAM and Daichi Co., Ltd.  All significant inter-company transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates made by management include the evaluation of impairment of property and equipment.  Management believes that the estimates are reasonable.

Fair Value of Financial Instruments

financial instruments consist of cash and cash equivalents, restricted and unrestricted time deposits, marketable securities, receivables, inventories, accounts payable, short-term notes payable and long-term debt.  The fair value of financial instruments approximated their carrying values at May 31, 2003.

Cash Equivalents

The Company considers highly liquid investments with a remaining maturity of 90 days or less from the purchase date to be cash equivalents.  During the periods presented, there were no cash equivalents outstanding.

The Company maintains deposits in United States and Japanese banks which are not federally insured.

Time Deposits

The Company invests in time deposits with maturities of one to three years. Time deposits maturing in excess of one year from the balance sheet date are classified as long-term time deposits.  At May 31, 2003 interest rates on all certificates of deposits were 0.3%. Time deposits are carried at cost.  Under short-term note agreements with two commercial banks, the Company is required to maintain certain amounts in time deposits as additional collateral on the notes with banks. These amounts have been classified as restricted time deposits and have been classified as a current asset consistent with the current portion of long-term debt with the banks.

Marketable Securities

Marketable securities are accounted for under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”  The Company’s long-term investments consisted of marketable debt and equity securities, which were classified as “available-for-sale” in accordance with the provisions of SFAS No. 115.  Such investments are presented as non-current assets since management does not intend to sell the securities within one year, and these are carried at their estimated fair values in the accompanying consolidated balance sheet.  Fair value was determined based on quoted market prices.  The specific identification method has been used to determine cost for each security.  Unrealized gains and losses are excluded from net income (loss) and reported as a separate component of shareholders’ equity, net of the related tax effect and as a component of comprehensive income (loss), unless the decline is other than temporary (see below).

The Company monitors and evaluates the realizable value of its marketable securities. When assessing marketable securities for other-than-temporary declines in value, the Company considers such factors as, among other things, how significant the decline in value is as a percentage of the original cost, how long the market value of the investment has been less than its original cost, the performance of the investee’s stock price in relation to the stock price of its competitors within the industry and the market in general, any news that has been released specific to the investee and the outlook for the overall industry in which the investee operates.  If events and circumstances indicate that a decline in the value of these assets has occurred and is other than temporary, the Company records a charge to other income (expense).  See Note 4 for discussion of impairments charged to operations.

Inventories

Inventories consist of gaming prizes, food and beverages and are stated at the lower of cost (determined by the first-in, first-out method) or market.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation.  Major betterments are capitalized, while routine repairs and maintenance are charged to expense when incurred.  Depreciation, which includes assets under capital leases, is computed using the straight-line method or declining balance over the following estimated useful lives:

Buildings and improvements	4 to 40 years
Pachinko machines and equipment	2 to 10 years

Pachinko machines generally have a useful life of two (2) to three (3) years; however, technology changes and changes in patron playing habits may cause pachinko machines to become obsolete.  Management evaluates utilization of machines daily.  In the event certain machines become underutilized, management must sell or dispose of the assets.

SFAS No. 143 “Accounting for Asset Retirement Obligations,” requires that a liability for the fair value of an asset retirement obligation be recognized in the period which it is incurred, with the offsetting associated asset retirement cost capitalized as part of the carrying amount of the long-lived asset.  The Company adopted SFAS No. 143 effective May 31, 2001, the effects of which are disclosed in Note 6.

SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” requires that long-lived assets, such as property and equipment and purchased intangibles subject to amortization, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, or at least annually.  Recoverability of the asset is measured by comparison of its carrying amount to undiscounted future net cash flows the asset is expected to generate.  Specifically, management projects undiscounted cash flows expected over the period to be benefited.  If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds its fair market value.  Estimates of expected future cash flows represent management’s best estimate based on currently available information and reasonable and supportable assumptions.  Any impairment recognized in accordance with SFAS No. 144 is permanent and may not be restored.  See Note 6 for discussion of impairments of property and equipment.

Revenue Recognition

Revenues from pachinko and pachislot games represent the gross pay-ins, less payouts to customers.  Revenues are recorded when cash is received for game balls or game tokens when rented to the patrons.  Payouts are recorded when the token prizes are purchased back from the exchangers.  Other revenues for beverage are recognized at the time of sale.  Deferred revenues consist of payments received by the Company related to the exclusive rights for beverage and food vending machines to third-party vendors, and unredeemed prizes as well as, unused prepaid cards.  The revenues of the exclusive rights are recognized either over the term of the contract or based upon an agreed upon percentage of disbursements from the vending machines. At May 31, 2003, deferred revenues included in accrued liabilities on the accompanying consolidated balance sheet were $482,304.

Advertising

Advertising costs are expensed as incurred.  Advertising expenses for the years ended May 31, 2002 and 2003 were $838,741 and $792,574, respectively.

Accounting for stock-based compensation

The Company has not adopted a fair value-based method of accounting for stock-based compensation plans for employees and non-employee directors.  The Company will use the intrinsic value-based approach, and supplement disclosure of the pro forma impact on operations and per share information using the fair value-based approach as required by SFAS No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure”.  Stock-based compensation issued to non-employees and consultants are measured at fair value in accordance with SFAS No. 123.  Common stock purchase options and warrants issued to non-employees and consultants will be measured at fair value using the Black-Scholes valuation model.  As of May 31, 2003, there were no options or warrants outstanding.

Foreign Currency

The functional currency of  EXAM and Daichi Co., Ltd. is the Japanese Yen.  The financial statements of EXAM and Daichi Co., Ltd. are translated into United States Dollars at year-end exchange rates for assets and liabilities, and weighted-average exchange rate for revenues and expenses.  The resulting translation adjustments are recorded as a component of other comprehensive income reflected on the consolidated statements of income and comprehensive income (loss) and the consolidated statements of shareholders’ equity.  Transaction gains and losses, if any, in foreign currencies are reflected in operations. During the years ended May 31, 2002 and 2003, there we no foreign currency transaction gains or losses.

Income Taxes

The Company accounts for its income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”.  Under SFAS No. 109, deferred tax assets and liabilities are determined based on temporary differences between bases used for financial reporting and income tax reporting purposes. Income taxes are provided based on the enacted tax rates in effect at the time such temporary differences are expected to reverse.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  The Company and its subsidiaries file separate national and local income tax returns in Japan and the United States of America.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including foreign currency translation adjustments and unrealized gains and losses on marketable securities.

Accumulated other comprehensive income at May 31, 2003, consisted of foreign currency translation gain $19,478 and unrealized gains on marketable securities of $20,696, net of tax.

NOTE 3 - RISKS AND UNCERTAINTIES

Innovations in Technologies

The Company’s gaming machines are subject to new innovations and changes in entertainment experiences.  Pachinko machines vary widely in price and expected life.  Rapid changes in demand will render a machine under-producing and potentially obsolete.

Cyclical Nature of Business

The Company’s primary business involves gaming entertainment. During periods of recession or economic downturn, consumers may reduce or eliminate spending on gaming entertainment activities. In the event that any of the Company’s demographic markets suffer adverse economic conditions, the Company’s revenues may be materially adversely affected. In addition, the operations of the pachinko stores are typically seasonal in nature. The sales during the holiday seasons are higher than the regular months. The biggest holiday season in Japan lies in the end of December through the beginning of January.  Additionally, revenues can fluctuate when a new type of pachinko machine is introduced at the stores.

Japanese Gaming Regulation

The Company’s business is regulated.  The Entertainment Establishment Control Law (EECL) governs a variety of entertainment establishments, including pachinko and pachislot stores. The National Public Safety Commission (NPSC) sets out the general standard of the pachinko stores within the scope of EECL. The ability of the Company to remain in business and to operate profitably depends upon the Company’s ability to satisfy all applicable NPSC gaming laws and regulations governed by EECL

Political Climate

The Company’s ability to remain in the gaming business depends on the continued political acceptability of pachinko gaming activities to both the public and governmental officials. In addition, the gaming laws regulate payout rates which, if altered, may diminish the Company’s profitability. Management is aware of nothing to indicate that NPSC officials will change its policies toward gaming activities in general; however, there are no assurances that such policies will not be changed. Any substantial, unfavorable change in the enabling laws or tax rates on gaming revenues could make the Company’s business substantially more onerous, less profitable or illegal, which would have a material adverse effect on the Company’s business.

Competition

The Company faces substantial competition in each of the markets in which its gaming facilities are located. Some of the competitors have significantly greater name recognition and financial and marketing resources than the Company. Such competition results, in part, from the geographic concentration of competitors. All of the Company’s gaming operations primarily compete with other gaming operations in their geographic areas. New expansion and development activity is occurring in each of the relevant markets, which may be expected to intensify competitive pressures.

Foreign Currency

Since the local currency is the Japanese Yen, the Company may experience significant fluctuations in the value of reported assets and liabilities in United States Dollars.

NOTE 4 – MARKETABLE SECURITIES

Cost, as adjusted for impairments, and fair market values of marketable securities, accounted for as available-for-sale securities, at May 31, 2003, are as follows:

Securities available for sale	Adjusted Cost Basis	Fair Value	Unrealized Gain / Loss
Equity Mutual Fund – Japan	$17,847	$17,368	$(479)
Common stocks – Japan	288,762	324,864	36,102
Government securities – Japan	328	328	—
Total	$306,937	$342,560	$35,623

NOTE 5 – RELATED PARTY LOANS RECEIVABLE AND INVESTMENT

Loans Receivable from Related Parties

On March 10, 1998, EXAM loaned $125,681 to Next Creation Co., Ltd., a related party through common relationship, to finance its operations. The loan accrues interest at 3.65% from 1998 until February 28, 2002 and at 1.83% thereafter. Interest payments are due monthly and the principal portion of the loan is due upon the Company’s demand. Daichi Co., Ltd. Loaned $8,379 on March 19, 1997 and $8,379 October 31, 1997 to Next Creation Co., Ltd., to finance its operations.  The loan is due upon the Company’s demand and accrues interest at 3.64%.  On December 17, 2003 and January 13, 2004, the Company loaned an additional $260,604 to Next Creation Co., Ltd. The interest rate is 1.83%, due and payable monthly, with the principal portion due at the Company’s demand.

The loan has been reflected as a current loan receivable on the accompanying consolidated balance sheet as of May 31, 2003, as the Company will demand payment on the loan by August 31, 2004.

During fiscal 2001 and 2002, two former employees of the Company embezzled approximately $109,709. On November 30, 2002, one of the former employees signed a promissory note due to the Company for $94,775. The note is payable in 59 equal installments of $1,620, plus interest, beginning on December 30, 2002. The note bears 2% interest per annum. In case of default, the Company has the legal right to garnish the former employee’s wages and foreclose on personal assets, including land and residence. The Company did not record a receivable related to the promissory note on the accompanying consolidated balance sheet, as the payments received from this former employee have been minimal. The Company recorded the expense related to these embezzled funds in other expense on the accompanying consolidated statements of comprehensive income (loss) for the periods presented.  Any proceeds received in the future will be classified as other income.

NOTE 6 - PROPERTY AND EQUIPMENT

At May 31, 2003, property and equipment consisted of the following:

Land	$2,331,419
Buildings and improvements	17,579,560
Pachinko machines and computer equipment	7,969,186
27,880,165
Less accumulated depreciation	(10,779,308)
$17,100,857

Sale of Land and Building

On December 26, 2000, the Company entered into an agreement to sell land and building of a pachinko store previously closed for $3,764,413.  Under the terms of the sale agreement the Company received ten percent of the sales price upon execution of the contract and the remaining balance on July 30, 2001, when the property was transferred via a deed of trust.  In connection with the sale, the Company recognized an $183,772 loss prior to the periods presented.

Land Impairments

The Japanese real property suffered severe value declines during the 1990s which had continued through May 31, 2003.  Property taxes are assessed on real property (land) based on estimated fair value by the local cities and towns.  Prior to the periods presented, management reported write-downs of land totaling $1,313,542 based on property tax assessments.  During the years ended May 31, 2002 and 2003, management recorded impairments totaling $138,605 and $85,190, respectively.

Building Impairment

During January 2001, the Company closed a dining room and closed its pachinko gaming operations at the New J due to poor financial performance.  At May 31, 2001, the Company recorded a provision for write-down of its buildings and improvements totaling $410,236 in accordance with the provisions of SFAS No. 144.

Other Impairments

During the years ended May 31, 2002 and 2003, the Company retired pachinko and pachislot machines, and certain computer equipment prior to the end of their useful life resulting in losses in such years in the amount of $1,062,920 and $1,636,288, respectively.

Asset Retirement Obligations

The Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations,” during fiscal year 2003 and applied this change retroactively to all previous years effected.  The statement requires that a liability for the fair value of an asset retirement obligation be recognized in the period which it is incurred, with the offsetting associated asset retirement cost capitalized as part of the carrying amount of the long-lived asset.  The asset retirement cost is subsequently allocated to expense using a systematic and rational method over the useful life of the related asset.  Changes in the asset retirement obligation resulting from the passage of time are recognized as an increase in the carrying amount of the liability and as an accretion expense. Under certain lease agreements in which the Company leases land, while owning the building and/or parking lot located on that land, the Company is required to return the land to its original condition at the end of the land lease term.  The lessor has the option to require the Company to return the land to its original condition.  It has been determined that in all cases the lessors will require the Company to restore the land.  The Company used an average risk free rate of 2.25% to discount the estimated obligations and a 40-year useful life for their retired assets in computing the net retirement obligations as of May 31, 2003.  The adoption of SFAS No. 143 resulted in the establishment of $273,786 in obligated long-lived assets under property and equipment.  Retroactively, accretion expense totals were $26,878 in periods prior to June 1, 2001.  Accretion expense for the years ending May 31, 2002 and May 31, 2003, was $6,487 and $6,911 respectively.  At May 31, 2003, the Company has aggregate liabilities amounting to $324,857.

Depreciation

Depreciation expense charged to operations related to property and equipment during the years ended May 31, 2002 and 2003 was $3,609,951 and $3,304,269, respectively.  See Note 9 for equipment under capital leases.

NOTE 7 – DEPOSITS AND OTHER ASSETS, AND ACCRUED LIABILITIES

At May 31, 2003, deposits and other assets consisted of the following:

Non-current time deposits	$233,766
Deposits	341,441
Prepaid insurance	94,587
Long-term prepaid expenses	90,465
Other	67,768

$828,027

At May 31, 2003, accrued liabilities consisted of the following:

Deferred revenue	$482,304
Professional fees	412,682
Income taxes payable	378,841
Salaries and related benefits	332,753
Sales taxes payable	148,873
Other	102,800

$1,858,253

NOTE 8 – NOTES PAYABLE AND LONG-TERM DEBT

Notes Payable

Notes payable consisted of various short-term notes held with a Japanese commercial bank.  At May 31, 2003, the total amount of notes payable held with this commercial bank amounted to $4,356,934.  These notes had maturities of six (6) months or less, had interest rates between 2.5% to 2.66%, per annum, and were collateralized by substantially all the assets of the Company.  On May 31, 2004, management refinanced the entire amount of the notes through the issuance of long-term debt.  The new agreement provides for monthly interest-only payments at 2.6% per annum beginning June 2004 through July 5, 2005, at which time the principal is due in 13 monthly payments of $335,149 through July 5, 2006. Accordingly, these obligations have been reflected as non-current liabilities in the accompanying consolidated balance sheet.  During the years ended May 31, 2002 and 2003, interest expense on these notes was $117,012 and $115,271, respectively.

Long-Term Debt

Long-term debt at May 31, 2003, consisted of the following:

Loans payable to commercial bank, payable monthly in principal and interest installments ranging from $3,435 to $53,205, interest between 2.50%-2.75% per annum, due 2004 through 2011, secured by substantially all of the Company’s assets including the restricted cash and restricted time deposits.	$10,255,550
Loans payable to commercial bank, payable monthly in principal and interest installments ranging from $11,730 to $25,529, interest at 2.275% per annum, due 2003 through 2005, secured by substantially all of the Company’s assets.	878,090

Total long-term debt	11,133,640

Less current portion of long-term debt	(2,243,653)

Long-term debt, net of current portion	$8,889,987

The Company’s obligations are collateralized by substantially all of the Company’s assets.  As a common practice in Japan, the Company’s collateral is not allocated to each commercial bank loan.  Rather the commercial banks hold an interest in substantially all of the Company’s assets together, there are no first or second positions.  Upon default of the loans, the Company’s assets would be liquidated and the proceeds from the liquidation would be distributed to the commercial banks based on liquidation preference.  Interest expense related to long-term debt amounted to $324,370 and $383,348, during the years ended May 31, 2002 and 2003, respectively.  Future annual minimum principal payments under long-term debt contracts as of May 31, 2003 are as follows:

Years ending May 31,
2004	$2,243,653
2005	2,727,440
2006	1,676,749
2007	1,382,656
2008	875,325
Thereafter	2,227,817

Total long-term debt	$11,133,640

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Investment Banking Agreement

On September 2, 2003, management entered into an agreement for services related to seek a reverse merger partner, a strategic partner or strategic alliances, and, on a best efforts basis, raise additional equity capital.  The Company paid $2,500 per month for seven (7) months, at which date the agreement was cancelled and the monthly fee ceased.  In addition, the Company was required to pay a cash fee of 3.5% for equity financing, and issue common stock equal to 1.0% to 1.5% of the outstanding post-merger shares, upon the close of a transaction.  On June 3, 2004, the transaction was closed with Olympic Entertainment Group, Inc. (“Olympic”), a Nevada Corporation.  The investment banker earned a fee of 1% of the post merger, post-reverse-stock-split common stock outstanding of Olympic, in accordance with the contract.  The estimated fair value will be determined using the average closing stock price of Olympic near the transaction, and charged to operations in fiscal 2004.  Management will record the value of $400,000, based on an average of prices before and after the acquisition.

Director Agreements

On June 17, 2003, the Company’s retained two (2) outside directors. The agreements provide for annual payments of $150,000, plus reimbursement of reasonable expenses.  The agreements expired on June 16, 2004.  Each director was paid $150,000 in fiscal 2004.

Capital Leases

The Company leases pachinko machines and computer equipment under leases that qualify as capital leases.  The pachinko machine leases were for two years and expired on July 17, 2003.  The computer equipment lease is for a term of six years and expires on July 17, 2007.

Future annual minimum lease payments for equipment accounted for as capital leases as of May 31, 2003 are as follows:

Years ending May 31,
2004	$354,028
2005	330,292
2006	330,292
2007	330,292
2008	27,524

Total minimum lease payments	1,372,428
Less amounts representing interest	(74,400)

Present value of future minimum lease payments	1,298,028
Less current portion of capital lease obligations	(322,679)

Capital lease obligations, net of current portion	$975,349

Interest expense related to capital lease obligations amounted to $51,281 and $43,906 during the years ended May 31, 2002 and 2003, respectively.

Property and equipment at May 31, 2003, include the following amounts for capitalized leases:

Equipment under capital leases	$2,378,635
Less accumulated depreciation	(1,113,573)

Equipment under capital leases, net	$1,265,062

Operating Leases

The Company leases land for four (4) of its gaming locations.  Minimum monthly rental payments under these leases range from $8,168 to $26,976, aggregating total payments of $66,837 per month.  Under Japanese custom, there are generally no written agreements for the land leases, and all terms are agreed upon orally.  The Company has entered into written agreements for parking-lot leases which range from three (3) to four (4) years.  Additionally, under Japanese custom, if significant improvements are made to the leased land, the land leases are required to be extended by the lessor for as long as the Company is in operation.  The Company has made significant modifications to the land through construction of buildings and parking lots.  Thus, the terms of the land leases in most cases are infinite.  The Company leases land from one of its officers.  The monthly lease fee from the officer is $3,327, and the contract expires on May 31, 2005.  For the years ended May 31, 2002 and 2003, total rental expense under all land leases was approximately $801,049 and $790,743, respectively.

Future annual minimum payments under non-cancelable operating leases as of May 31, 2003, are as follows:

Years ending May 31,
2004	$148,388
2005	138,517
2006	62,435
2007	28,635
2008	25,851
Thereafter	19,388
Total future annual minimum lease payments	$423,214

NOTE 10 - SHAREHOLDERS’ EQUITY

Common Stock

On June 10, 2003, EXAM USA issued 10,300 shares of common stock for all the issued and outstanding shares of common stock of EXAM.  The shares have been accounted for at their historical cost because the entities are under common control. Additionally, the 10,300 shares of common stock have been reflected as issued at the beginning of the periods presented.

Restricted Retained Earnings

As required under Japanese laws, the Company must accumulate 10% of dividends paid until restricted retained earnings amounts to 25% of common stock.  As of May 31, 2003, the Company was in satisfaction of this requirement.

Dividends

During the years ended May 31, 2002 and 2003, the Company paid cash dividends of $81,004 and $83,788, respectively.

NOTE 11 - INCOME TAXES

The following summarizes the provision for income taxes for the years ended May 31, 2002 and 2003:

	2002	2003
Current -
Foreign	$421,457	$420,144
Deferred -
Foreign	(230,667)	196,720

Provision for income taxes	$190,790	$616,864

A reconciliation of the expected statutory federal income tax provision to the provision for income taxes for the years ended May 31, 2002 and 2003 is as follows:

	2002	2003
Provision for income taxes, at Japan federal rate	30.0%	30.0%
Increase in income taxes resulting from:
Local income taxes, net of federal benefit	10.4%	10.4%
Meals and Other	70.9%	7.6%
Increase in Valuation Allowance	90.4%	7.9%

Provision for income taxes	201.7%	55.9%

At May 31, 2003, significant components of the Company’s net deferred taxes are as follows:

2003
Deferred tax assets (liability)
Current assets:
Accrued liabilities	$210,917
Unrealized losses on marketable securities	87,196
Allowance for note receivable	46,313
Less - valuation allowance	(172,914)
Total current deferred tax assets	171,512
Noncurrent assets:
Impairment charges	629,178
Other	82,896
712,074
Noncurrent deferred tax liability-excess tax depreciation	(410,708)
301,366
Total deferred tax assets	$472,878

Management increased its valuation allowance by $85,547 and $87,367 during the years ended May 31, 2002 and 2003, respectively, for certain expenses paid in the United States that will not be deductible in Japan.  At the present time, management cannot determine if there will be income in the United States to offset such expenses, which will be carried forward as net operating losses.

NOTE 12 - GAMING OPERATIONS

The Company derives revenue from the operation of pachinko and pachislot games.  The Company is subject to annual licensing requirements established by the Prefectural Public Safety Commission.  The Company must renew this license yearly to operate.  The Company pays sales taxes of 4% of net revenues.

A summary of gross wagers, less winning patron payouts, for the years ended May 31, 2002 and 2003, are as follows:

	2002	2003
Total gross pay-ins	$117,494,673	$130,084,727
Less - winning patron payouts	(104,579,013)	(115,344,986)

Gaming Revenues	$12,915,660	$14,739,741

NOTE 13 – SUBSEQUENT EVENTS

New Store Opening

In December 2003, the Company opened a new store around Nagoya, in Aichi.  The Company capitalized $4,104,803 related to the construction of the building and land improvements.  In connection with the opening, the Company purchased pachinko machines with a total cost of $276,340. In addition, the Company entered into a lease agreement for various pachinko and slot machines at a cost of $1,440,543.  The lease is for a period of 24 months and requires monthly lease payments ranging from $2,514 to $24,991. The lease will be accounted for as a capital lease. Additionally, the Company entered into an agreement to lease computer equipment for $3,037,236. The lease is for 72 months and requires a monthly lease payment of $42,160.  The lease will be accounted for as a capital lease.

The Company rents land for which its building and parking lots are located on.  The term of the land lease is 20 years and expires in November 2023.  Monthly rental payment under the agreement is $61,430.

Loan Receivable from Related Party

In December 2003 and January 2004, the Company loaned additional amounts to Next Creation, LLC. See Note 5 for further discussion.

Long-term Debt

In July, November, and December 2003, the Company entered into five additional long-term debt agreements with commercial banks totaling approximately $11,922,765. The loans were for the construction of the new store.  The loans bear interest rates ranging from 2.0175% to 2.75% per annum.  Total required monthly payments are approximately $119,108 until 2013. These loans are secured by substantially all of the Company’s assets including the restricted time deposits.

Also see Note 8 for short-term notes refinanced as long-term debt on May 31, 2004.

Acquisition of Olympic

On June 3, 2004, the Company completed a reverse acquisition of Olympic Entertainment Group, Inc. (“Olympic”), a Nevada Corporation, pursuant to an agreement dated February 9, 2004, as amended June 3, 2004.  At the time of acquisition, Olympic had no revenues and no significant assets.  It was considered a blank-check company prior to the acquisition.  In connection with the acquisition, Olympic issued the Company 1,800,000 shares of Olympic Series E preferred stock convertible into 18,000,000 newly issued, post-split shares of its common stock or 94% of the outstanding common stock of Olympic; Olympic shareholders retained 1,000,000 post-split shares of common stock.  Merger expenses incurred by the Company amounted to approximately $525,000, of which $400,000 was a non-cash 1% investment banking fee (Note 9), which will be charged to operations in 2004.  The acquisition will be accounted for as a reverse acquisition, whereby the assets of the Company will be reported at their historical cost.  The assets and liabilities of Olympic will be recorded at fair value.  No goodwill will be recorded in connection with the reverse acquisition.  The reverse acquisition will result in a change in reporting entity of Olympic for accounting and reporting purposes.